SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 19, 2007

CAPRIUS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-11914	22-2457487
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One University Plaza, Suite 400, Hackensack, New Jersey	07601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code -	(201) 592-8838

N/A
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement

On June  19, 2007, Caprius Inc. (the “Company”) and its wholly-owned subsidiary, Opus Diagnostics, Inc., entered into an Amendment to Royalty Agreement (the “Amendment”) with Seradyn, Inc. (“Seradyn”) with regard to the Royalty Agreement, dated October 9, 2002, among them.  The Amendment provides for a lump sum payment of $500,000 by Seradyn to Opus, plus payment of any royalties due for the period from April 1, 2007 to May 15, 2007, for termination by Opus and the Company of the Royalty Agreement.  The payments are due within ten business days from the entry into the Amendment.

Item 9.01.             Financial Statements and Exhibits

 (d)         Exhibits

10.1	Amendment to Royalty Agreement, dated June 19, 2007, by and among the Company, Opus Diagnostics, Inc. and Seradyn, Inc.

99.1	Press Release, dated June 25, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAPRIUS, INC.

By:	/s/Jonathan Joels
Jonathan Joels
Chief Financial Officer

Dated:  June  25, 2007

Exhibit Index

Exhibit
Number                 Exhibit

10.1	Amendment to Royalty Agreement, dated June 19, 2007, by and among the Company, Opus Diagnostics, Inc. and Seradyn, Inc.

99.1	Press Release, dated June 25, 2007.